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                                   EXHIBIT 23

                  [Stewart, Fowler & Stalvey, P.C. Letterhead]

                         Consent of Independent Auditors


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (SEC File No. 333-79893) of Quitman Bancorp, Inc., of our report dated October 17, 2001, except for Note 19, as to which the date is October 22, 2001, relating to the consolidated statements of financial condition of Quitman Bancorp, Inc. as of September 30, 2001 and 2000 and the related consolidated statements of income, comprehensive income, stockholders' equity, and cash flows for the years then ended.


                                           /s/ Stewart, Fowler & Stalvey, P.C.



Valdosta, Georgia
December 21, 2001